                                                                    Exhibit 99.2
                                  (LESCO LOGO)
                                  NEWS RELEASE

February 27, 2004                                       Contact:

                                                        Jeffrey L. Rutherford
                                                        Sr. Vice President &
                                                        Chief Financial Officer
                                                        LESCO, Inc.
                                                        (440) 783-9250

                       LESCO CORRECTS TYPOGRAPHICAL ERRORS
                             IN ADDENDUM TO RELEASE

CLEVELAND, Ohio - February 27, 2004 - LESCO, Inc. (NASDAQ: LSCO) has corrected certain typographical errors in the addendum to its fourth quarter 2003 results which were released on February 24, 2004. The corrected addendum is attached. The corrections to the addendum do not affect any numbers or text of the release.

ABOUT LESCO, INC.

LESCO distributes product through nine hubs and serves more than 130,000 customers worldwide, through 249 LESCO Service Centers(R), 71 LESCO Stores-on-Wheels(R), and other direct sales efforts. Additional information about LESCO can be found on the Internet at www.lesco.com.

                                   LESCO, INC.

                CONSOLIDATED STATEMENTS OF OPERATIONS- UNAUDITED

                                                                     2003                                      2002
                                                     ------------------------------------   ----------------------------------------
                                                     Three Months                Results    Three Months                   Results
                                                        Ended                   Excluding      Ended                      Excluding
    (In thousands, except per share data)            December 31   Charges (a)   Charges    December 31    Charges (b)   Charges (a)
                                                     -----------   -----------  ---------   -----------   ------------  ------------
Net sales                                            $ 108,758     $    --      $ 108,758   $ 107,724     $    --       $ 107,724
    Cost of Sales
                                                       (74,919)         --        (74,919)    (72,985)         --         (72,985)
    Inventory markdown - cost of sales                    --            --           --           356          (356)
                                                     ---------     ---------    ---------   ---------     ---------     ---------
Gross profit on sales                                   33,839          --         33,839      35,095          (356)       34,739
     Distribution expense                              (10,525)         --        (10,525)     (9,612)         --          (9,612)
     Selling expense                                   (21,715)         --        (21,715)    (21,550)         --         (21,550)
     General & administrative expense                   (7,508)         --         (7,508)     (7,768)         --          (7,768)
     Merchant discounts and provision for doubtful
       accounts                                           (345)         --           (345)       (499)         --            (499)
     Early Retirement of debt agreement                 (2,333)       (2,333)        --          --            --            --
     Loss on sale of receivables                        (4,626)       (4,626)        --          --            --            --
     Other income                                          337          --            337         359          --             359
     Other expense                                        (428)         --           (428)        332          (343)          (11)
                                                     ---------     ---------    ---------   ---------     ---------     ---------
                                                       (47,143)       (6,959)     (40,184)    (38,738)         (343)      (39,081)
Earnings before interest and taxes                     (13,304)       (6,959)      (6,345)     (3,643)         (699)       (4,342)
Interest expense                                         1,121          --          1,121       1,154          --           1,154
                                                     ---------     ---------    ---------   ---------     ---------     ---------
Income before taxes                                    (14,425)       (6,959)      (7,466)     (4,797)         (699)       (5,496)
Income taxes (benefit)                                  (2,446)          424       (2,870)       (960)       (1,077)       (2,037)
                                                     ---------     ---------    ---------   ---------     ---------     ---------
Net income                                           $ (11,979)    $  (7,383)   $  (4,596)  $  (3,837)    $     378     $  (3,459)
                                                     =========     =========    =========   =========     =========     =========
    Basic earnings per share                         $   (1.39)    $   (0.86)   $   (0.54)  $   (0.45)    $   (0.04)    $   (0.41)
                                                     =========     =========    =========   =========     =========     =========
    Fully diluted earnings per share                 $   (1.39)    $   (0.86)   $   (0.54)  $   (0.45)    $   (0.04)    $   (0.41)
                                                     =========     =========    =========   =========     =========     =========

(a) The Company incurred certain charges in 2003 that were not incurred in 2002. Management believes that the 2003 results excluding these charges are a better comparison to the 2002 operating results. For purposes of reconciliation and better comparability, the above statement includes the 2003 operating results with these charges, in accordance with generally accepted accounting principles (GAAP), in column 1, the charges in column 2 and the operating results excluding the charges in column 3 for early retirement of debt, loss on sale of receivables and deferred tax valuation allowance of $2.8 million.

(b) 2002 charges include $356,000 for liquidation of discontinued SKU inventory , a $343,000 adjustment to reduce the severance accrual, and $900,000 for an allowance for deferred state tax assets.